UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

PayPal Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2211 North First Street

San Jose, CA 95131

(Address of principal executive offices)

(408) 967-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PYPL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Notes Offering

On May 23, 2022, PayPal Holdings, Inc. (the “Company”) issued and sold $3.0 billion aggregate principal amount of senior notes, consisting of $500 million aggregate principal amount of 3.900% notes due 2027 (the “2027 Notes”), $1 billion aggregate principal amount of 4.400% notes due 2032 (the “2032 Notes”), $1 billion aggregate principal amount of 5.050% notes due 2052 (the “2052 Notes”) and $500 million aggregate principal amount of 5.250% notes due 2062 (the “2062 Notes” and, together with the 2027 Notes, the 2032 Notes and the 2052 Notes, the “Notes”).

The Notes were issued pursuant to an indenture, dated as of September 26, 2019 (the “Base Indenture”), between the Company and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as trustee, together with the officer’s certificate, dated May 23, 2022 (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”), issued pursuant to the Indenture establishing the terms of each series of Notes.

The Notes were issued pursuant to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 16, 2019 (Registration Statement No. 333-233776) (the “Registration Statement”).

The 2027 Notes will mature on June 1, 2027, the 2032 Notes will mature on June 1, 2032, the 2052 Notes will mature on June 1, 2052 and the 2062 Notes will mature on June 1, 2062, unless earlier redeemed or repurchased. Interest on the Notes is payable on June 1 and December 1 of each year, beginning on December 1, 2022.

The Company may redeem the Notes for cash in whole, at any time, or in part, from time to time, prior to maturity, at redemption prices that include accrued and unpaid interest, if any, and a make-whole premium. However, no make-whole premium will be paid for redemptions of the 2027 Notes on or after May 1, 2027, for redemptions of the 2032 Notes on or after March 1, 2032, for redemptions of the 2052 Notes on or after December 1, 2051 or for redemptions of the 2062 Notes on or after December 1, 2061. The Indenture includes covenants (1) limiting the Company’s and its restricted subsidiaries ability to create liens on certain properties and capital stock and indebtedness of these restricted subsidiaries and enter into sale and leaseback transactions with respect to certain properties and (2) limiting the Company’s ability to consolidate, merge or sell all or substantially all of its assets, in each case subject to a number of important exceptions as specified in the Indenture. The Indenture also contains customary event of default provisions. In the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of a series of Notes below an investment grade rating by each of Fitch Inc., Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. within a specified period, the Company will be required to offer to repurchase any outstanding Notes of that series at a price in cash equal to 101% of the then outstanding principal amount of such series of Notes, plus accrued and unpaid interest. The Notes are the Company’s unsecured senior obligations and rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. The Notes will be structurally subordinated to the liabilities of our subsidiaries and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

The above description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Officer’s Certificate (including the forms of Notes included therein), attached as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6, and incorporated herein by reference.

Item 8.01	Other Events.

Tender Offer

On May 20, 2022, the Company issued a press release announcing the expiration and results of the previously announced tender offer to purchase for cash any and all of the Company’s 2.200% Senior Notes due September 2022 and 1.350% Senior Notes due June 2023. The tender offer expired at 5:00 pm, New York City time, on May 20, 2022. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 8.01 is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit Title or Description

4.1	Indenture, dated as of September 26, 2019, between the Company and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to PayPal Holdings, Inc.’s Form 8-K, as filed with the SEC on September 26, 2019)

4.2	Officer’s Certificate pursuant to the Indenture, dated as of May 23, 2022

4.3	Form of Note for 3.900% Notes due 2027 (included as part of Exhibit 4.2 hereto)

4.4	Form of Note for 4.400% Notes due 2032 (included as part of Exhibit 4.2 hereto)

4.5	Form of Note for 5.050% Notes due 2052 (included as part of Exhibit 4.2 hereto)

4.6	Form of Note for 5.250% Notes due 2062 (included as part of Exhibit 4.2 hereto)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1 hereto)

99.1	Press Release by PayPal Holdings, Inc., dated May 20, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc. (Registrant)

Date: May 23, 2022.	By:	/s/ Brian Y. Yamasaki
	Name:	Brian Y. Yamasaki
	Title:	Vice President, Corporate Legal and Secretary